UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, at the reconvened 2020 Annual Meeting of Stockholders of Black Creek Industrial REIT IV Inc. (the “Company”), held on August 4, 2020 (the “2020 Annual Meeting”), the stockholders of the Company, by a majority of all votes entitled to be cast at the 2020 Annual Meeting, approved the adoption of an amendment to the Company’s charter (the “Amendment”). The Amendment was proposed in order to conform certain provisions to the wording used in the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association (the “NASAA Guidelines”). The Amendment revised Section 12.2 of Article XII of the Charter, which sets forth the voting rights of stockholders. The Amendment removed language that securities administrator in one state believes could be used to dilute common stockholder voting rights, in the event that the Company has classes or series of stock in the future with special voting rights. As the Company does not have any classes or series of stock with special voting rights, such as preferred stock, the Company does not expect the Amendment to have a meaningful impact on the Company or its stockholders. The Amendment was filed with the Maryland State Department of Assessments and Taxation and became effective on August 4, 2020. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proposal No. 3. As disclosed above, on August 4, 2020, the Company reconvened the 2020 Annual Meeting to consider the proposal to approve the Amendment, which requires the affirmative vote of at least a majority of the Company's outstanding shares of common stock entitled to vote thereon in order to pass. Sufficient votes in favor were received to pass the proposal, as set forth below.

For	Against	Abstain
57,527,576	1,597,221	5,861,445

With respect to Proposal No. 3, the Company received no broker non-votes. Broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.
August 4, 2020
	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle Title: Managing Director, Chief Financial Officer